Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

FOR IMMEDIATE RELEASE	Company Contact

June 30, 2020	Jacqueline Burwitz Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

Energizer Holdings, Inc. Announces Early Results and Receipt of Consents in the Previously Announced Consent

Solicitation and Cash Tender Offer for Any and All of Its Outstanding 5.500% Senior Notes due 2025

ST. LOUIS, June 30, 2020 /PRNewswire/ — Energizer Holdings, Inc. (NYSE: ENR) (the “Company”) announced today the early results of its previously announced cash tender offer (the “Offer”) to purchase any and all of its 5.500% Senior Notes due 2025 (29273A AA4/U29199 AA1) (the “2025 Notes”) and the receipt of consents in the related solicitation of consents (the “Consent Solicitation”) to certain proposed amendments to the 2025 Notes and the indenture pursuant to which the 2025 Notes were issued to eliminate substantially all of the restrictive covenants and certain events of default and to reduce the notice period required in connection with a redemption of the 2025 Notes from 30 calendar days to two business days (collectively, the “Proposed Amendments”). The Offer and Consent Solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated June 17, 2020 (the “Statement”), which more fully sets forth the terms and conditions of the Offer and Consent Solicitation.

As of 5:00 p.m., New York City time today, June 30, 2020 (the “Early Tender Time”), based on information provided by Global Bondholder Services Corporation, $488,788,000 in aggregate principal amount of the 2025 Notes had been validly tendered, and the related consents delivered, and not validly withdrawn or revoked, representing 81.46% of the aggregate principal amount of the outstanding 2025 Notes. As a result, the requisite consents to amend the 2025 Notes and the indenture pursuant to which the 2025 Notes were issued in order to give effect to the Proposed Amendments have been delivered pursuant to the Consent Solicitation and were not withdrawn prior to the withdrawal deadline. The Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), have executed a supplemental indenture to such indenture giving effect to the Proposed Amendments. By its terms, such supplemental indenture was effective upon execution, but the amendments contained in the supplemental indenture will not become operative until both (i) the Company notifies the Trustee and Global Bondholder Services Corporation, as Tender Agent, that such 2025 Notes, the tender of which represents the requisite consents for the Proposed Amendments, are accepted for purchase and (ii) the Early Settlement Date or the Final Settlement Date (each as defined below) (whichever occurs first) occurs.

Subject to the satisfaction or waiver of the conditions to the Offer and Consent Solicitation, including the Financing Condition (as defined below), promptly following the Early Tender Time, the Company intends, but is under no obligation, to accept for purchase all 2025 Notes validly tendered at or prior to the Early Tender Time and not validly withdrawn prior to the withdrawal deadline (such election, the “Early Settlement Election” and the date of such election, the “Initial Acceptance Date”). If such 2025 Notes are accepted for purchase on the Initial Acceptance Date, payment of the Total Consideration (as defined below) for all such 2025 Notes accepted for purchase on the Initial Acceptance Date is expected to occur on July 1, 2020 (the date of such payment, the “Early Settlement Date”).

To the extent that less than all of the outstanding 2025 Notes are tendered in the Offer and accepted for purchase by the Company pursuant to the Early Settlement Election, the Company intends to issue on the Early Settlement Date an irrevocable notice of redemption for any and all 2025 Notes that will remain outstanding after the Early Settlement Date at a redemption price equal to 102.750% of the aggregate principal amount of the 2025

Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date (the “Redemption Price”), as a result of which any and all 2025 Notes that are not purchased in the Offer are expected to be redeemed. The date for such redemption (the “Redemption Date”) is expected to be two business days following the Early Settlement Date or promptly thereafter. This press release does not constitute a notice of redemption, and any such notice, if issued, will be issued only in accordance with the terms and provisions of the 2025 Notes and the governing indenture.

The Offer will expire at 12:01 a.m., New York City time, on July 16, 2020 (as such time and date may be extended, the “Expiration Time”).

Under the terms of the Offer, holders who validly tendered their 2025 Notes at or prior to Early Tender Time and did not withdraw their 2025 Notes are eligible to receive the “Total Consideration” of $1,031.25 per $1,000 principal amount of 2025 Notes tendered and accepted for purchase. The Total Consideration includes the “Consent and Early Tender Payment” of $30.00 per $1,000 of the 2025 Notes. Holders who validly tender their 2025 Notes pursuant to the Offer after the Early Tender Time will be eligible to receive only the tender offer consideration unless, as expected, such 2025 Notes are redeemed at the Redemption Price on the Redemption Date. Holders who validly tender their 2025 Notes pursuant to the Offer after the Early Tender Time will not be entitled to receive the Consent and Early Tender Payment.

The Offer is contingent upon the satisfaction of certain conditions, including the condition that the Company shall have received at least $600.0 million in gross proceeds from the sale of senior notes (the “New Notes”) in the Company’s previously announced offering of the New Notes (the “Financing Condition”). The Offer is not conditioned on any minimum principal amount of 2025 Notes being tendered. The complete terms and conditions of the Offer and Consent Solicitation are set forth in the Statement.

Copies of the Statement may be requested from the Tender and Information Agent for the Offer and Consent Solicitation, Global Bondholder Services Corporation, by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all other toll-free) or +1 (212) 430-3774 (international) or by email at contact@gbsc-usa.com.

Citigroup Global Markets Inc. is acting as the Dealer Manager and Solicitation Agent for the Offer and Consent Solicitation. Questions regarding the tender offer may be directed to the Dealer Manager and Solicitation Agent at (800) 558-3745 (Toll-Free) or (212) 723-6106 (Collect).

This press release is for informational purposes only and does not constitute an offer to purchase, offer to sell or the solicitation of an offer to purchase or sell any security. The Offer is being made solely pursuant to the Statement. The Offer is not being made to holders of 2025 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Company, the Dealer Manager and Solicitation Agent, the Tender and Information Agent for the Offer and Consent Solicitation or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their 2025 Notes in the Offer and Consent Solicitation.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, Missouri, is one of the world’s largest manufacturers and distributors of primary batteries, portable lights, and auto care appearance, performance, refrigerant, and fragrance products. Our portfolio of globally recognized brands include Energizer®, Armor All®, Eveready®, Rayovac®, STP®, Varta®, A/C Pro®, Refresh Your Car! ®, California Scents®, Driven®, Bahama & Co. ®, LEXOL®, Eagle One®, Nu Finish®, Scratch Doctor®, and Tuff Stuff®. As a global branded consumer products company, Energizer’s mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.

Forward-Looking Statements

This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	market and economic conditions;

•	market trends in the categories in which we compete;

•	the impact of the novel coronavirus (COVID-19) global pandemic;

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our ability to integrate businesses, to realize the projected results of the acquired businesses, and to obtain expected cost savings, synergies and other anticipated benefits of the acquired businesses within the expected timeframe, or at all;

•	the impact of the acquired businesses on our business operations;

•	the success of new products and the ability to continually develop and market new products;

•	our ability to attract, retain and improve distribution with key customers;

•	our ability to continue planned advertising and other promotional spending;

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our ability to timely execute strategic initiatives, including restructurings, and international go-to-market changes in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

•	the impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors;

•	our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

•	financial strength of distributors and suppliers;

•	our ability to improve operations and realize cost savings;

•	the impact of the United Kingdom’s future trading relationships following its exit from the European Union;

•	the impact of foreign currency exchange rates and currency controls, as well as offsetting hedges;

•	the impact of adverse or unexpected weather conditions;

•	uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark;

•	the impact of raw materials and other commodity costs;

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the impact of legislative changes or regulatory determinations or changes by federal, state and local, and foreign authorities, including customs and tariff determinations, as well as the impact of potential changes to tax laws, policies and regulations;

•	costs and reputational damage associated with cyber-attacks or information security breaches or other events;

•	the impact of advertising and product liability claims and other litigation; and

•	compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our existing and any future debt.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2019 and our Form 10-Q filed with the Commission on May 7, 2020.